Exhibit 99.1

Contact:	Robert P. Borchert	The Advisory Board Company
	VP Investor Relations	2445 M Street, N.W.
	202.266.6240	Washington, D.C. 20037
	IR@advisory.com	www.advisoryboardcompany.com

THE ADVISORY BOARD COMPANY REPORTS FOURTH QUARTER AND FULL-YEAR 2016 RESULTS

WASHINGTON, D.C. -- (February 28, 2017) -- The Advisory Board Company (NASDAQ: ABCO), a leading provider of research, technology, and consulting to health care organizations and educational institutions, today announced financial results for the fourth quarter and twelve-month period ended December 31, 2016.

Fourth Quarter Financial Review

(In millions, except per share amounts)	Q4-16		Q4-15	% Change [a]
Revenue	$203.9		$205.0	(0.5)%
Net income (loss)	37.2	b c	(105.3)	nm
Earnings (loss) per diluted share (EPS)	0.92	b c	(2.52)	nm
Adjusted EBITDA (non-GAAP)	52.2		43.6	19.8%
Adjusted EPS (non-GAAP)	$1.03	[b]	$0.48 [d]	114.6%

Revenue for the fourth quarter of 2016 was $203.9 million, compared to $205.0 million for the same quarter a year ago. Net income was $37.2 million, or $0.92 per diluted share, for the fourth quarter of 2016, compared to a net loss of $105.3 million, or a loss of $2.52 per diluted share, for the fourth quarter of 2015.

Contract value increased 2.5% to $781.4 million as of December 31, 2016, compared to $762.6 million as of December 31, 2015.

Adjusted EBITDA in the fourth quarter of 2016 increased 19.8% to $52.2 million, compared to $43.6 million for the fourth quarter of 2015. Adjusted EPS increased 114.6% to $1.03 for the fourth quarter of 2016, compared to $0.48 for the fourth quarter last year.

Twelve-Month Financial Review

(In millions, except per share amounts)	CY-16		CY-15	% Change [a]
Revenue	$803.4		$768.3	4.6%
Net income (loss)	92.5	b c	(119.0)	nm
Earnings (loss) per diluted share (EPS)	2.26	b c	(2.84)	nm
Adjusted revenue (non-GAAP)	803.4		780.8 [d]	2.9%
Adjusted EBITDA (non-GAAP)	188.3		171.7	9.6
Adjusted EPS (non-GAAP)	$2.24	[b]	$1.51	48.3%

a)	nm – not meaningful
b)	Includes benefit from incremental R&D tax credits from prior years. Excluding these credits, the Q4-16 tax rate would have been 32.1%, EPS would have been $0.65, and adjusted EPS would have been $0.59. The CY-16 tax rate would have been 36.8%, EPS would have been $2.00, and adjusted EPS would have been $1.86.
c)	Includes net-of-tax gain of $20.1 million from dilution gains from Evolent Health acquisition activity in the fourth quarter of 2016, which equates to a $0.50 and $0.49 per-share gain in the fourth quarter and full year of 2016, respectively.
d)	Reflects the effect of fair value adjustments to acquired deferred revenue.

Revenue increased 4.6% to $803.4 million for the year ended December 31, 2016, compared to $768.3 million for the same period in 2015. Net income was $92.5 million, or $2.26 per diluted share, for the twelve-month period ended December 31, 2016, compared to a net loss of $119.0 million, or a loss of $2.84 per diluted share, for the same period in 2015.

Revenue increased 2.9% to $803.4 million for the twelve-month period ended December 31, 2016 from adjusted revenue of $780.8 million for the twelve-month period ended December 31, 2015.

Adjusted EBITDA increased 9.6% to $188.3 million for calendar-year 2016, compared with $171.7 million for the same period in 2015. Adjusted EPS of $2.24 for the year ended December 31, 2016 included a $0.38 per-share benefit from incremental research and development tax credits from prior years. This compared to adjusted EPS of $1.51 for the year ended December 31, 2015.

Balance Sheet and Capital Deployment

The Company’s balance sheet at December 31, 2016 included $91.2 million in cash and cash equivalents and $522.1 million in total debt. This equates to a leverage ratio of approximately 2.8 and 2.3 net of cash, compared to 3.2 and 2.8, respectively, at December 31, 2015. The Company repurchased approximately 1.95 million shares of common stock during 2016 for approximately $61.6 million. As of December 31, 2016, the Company had $36.5 million remaining on its share repurchase authorization.

2017 Financial Guidance

The Company updated its financial guidance for calendar year 2017, as follows:

	CY-17	CY-16		Y-Y %
(In millions, except per share amounts)	Guidance [e]	Actual [e]		Change
Net Adjusted Revenue (non-GAAP)	$780.0 - 840.0	$786.1		(0.6) - 7.9%
Net Adjusted EBITDA (non-GAAP)	$190.0 - 215.0	$185.0		2.7 - 16.2%
Net Adjusted EBITDA margin (non-GAAP)	24.4 - 25.6%	23.5%		90 - 210	bps
Adjusted EPS (non-GAAP)	$1.80 - 2.10	$1.86	[f]	(3.2) - 12.9%

e)	Excludes restructuring and contribution from to-be-eliminated products and services.
f)	Excludes a $0.38 per share benefit related to incremental R&D tax credits from prior years recorded in the fourth quarter of 2016.

For the year, the Company expects stock-based compensation expense to be approximately $29 million, interest expense to be approximately $19 million, amortization from acquisition-related intangible assets to be approximately $26 million, depreciation and amortization to be approximately $50 million, capital expenditures to be in a range of $50 million to $55 million, an effective tax rate to be in a range of 36% to 38%, and weighted average shares outstanding to be approximately 41.5 million.

For the first quarter ending March 31, 2017, the Company expects revenue to be in a range of $185 million to $190 million, and adjusted EBITDA to be in a range of $37 million to $42 million.

Timing of Form 10-K Filing

The Company expects to file Form 12b-25 on March 1, 2017 with the Securities and Exchange Commission providing for a 15-day extension to file its annual report on Form 10-K as it continues to work to complete the year-end audit and documentation related to its annual goodwill impairment test, income taxes, and the evaluation of its internal control remediation.

Conference Call Information

As previously announced, The Advisory Board Company will hold a conference call to discuss its financial and operating performance today, February 28, 2017, at 5:30 p.m. Eastern Time. The Company invites all interested parties to attend the conference call, including the lenders under the Company’s senior secured credit facilities. The call will be available via live webcast on the Company's website at investors.advisoryboardcompany.com. The webcast and accompanying slide presentation will be archived on the Company’s website for at least 30 days.

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To participate by telephone, please dial 888-336-7150 (or 412-902-4176 for international callers). Participants are advised to dial in at least five minutes prior to the call to register.

About The Advisory Board Company

The Advisory Board Company is a best practices firm that uses a combination of research, technology, and consulting to improve the performance of 5,600+ health care organizations and educational institutions. Headquartered in Washington, D.C., with offices worldwide, The Advisory Board Company forges and finds the best new ideas and proven practices from its network of thousands of leaders, then customizes and hardwires them into every level of member organizations, creating enduring value. For more information, visit www.advisoryboardcompany.com.

Non-GAAP Financial Measures

This news release presents information about the Company’s historical adjusted revenue, net adjusted revenue, adjusted EBITDA, net adjusted EBITDA, adjusted net income, adjusted EPS, adjusted effective tax rate, and adjusted weighted average common shares outstanding-diluted, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of each of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided in the accompanying tables found at the end of this release for each of the fiscal periods indicated.

No reconciliation of the Company’s adjusted revenue, adjusted EBITDA, adjusted EBITDA margin and adjusted EPS guidance for calendar year 2017 and the first quarter ending March 31, 2017 to the most comparable GAAP financial measures is included in the tables found at the end of this release. All of these non-GAAP financial measures exclude the impact and tax-effected impact of M&A related charges, stock-based compensation expense, and other fair value and non-cash charges. The Company is not able, without unreasonable efforts, to accurately forecast the excluded items at the level of precision that would be required to be included in the reconciliations.

Caution Regarding Forward-Looking Statements

Statements in this news release that relate to future results and events are forward-looking statements and are based on the Company’s expectations as of the date of this news release. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “estimate,” “expect,” “guidance,” “intend,” “may,” “outlook,” “plan,” “potential,” “should,” “will,” “would,” or similar words or expressions. Forward-looking statements in this news release include the Company’s expectations regarding its performance and results for calendar 2017 or the quarter ending March 31, 2017 with respect to revenue, adjusted revenue, net adjusted revenue, adjusted EBITDA, net adjusted EBITDA, adjusted EBITDA margin, adjusted EPS, weighted average common shares outstanding diluted, stock-based compensation expense, interest expense, depreciation and amortization expense, capital expenditures, and effective tax rate.

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Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties, and other factors, including those relating to:  factors that adversely affect the financial condition of the health care and education industries; federal and state law and regulations governing the health care and education industries and our members’ and our respective compliance with those applicable laws and regulations; effects of federal and state privacy and security laws and cyberattacks and other data security breaches; liability for failure to provide accurate information or for deficient submissions to third-party payors; compliance with federal and state laws governing healthcare fraud and abuse or reimbursement; the Company’s ability to attract new members, obtain renewals from existing members, and sell additional products and services; maintenance of the Company’s reputation and expansion of its name recognition; the Company’s ability to offer new and valuable products and services; effects of competition; the Company’s ability to maintain a highly-skilled workforce; unsuccessful design or implementation of our software or delivery of our consulting and management services; delays in generating revenue; disruptions in service or operational failures at our data centers or at other service provider locations; ability to collect and maintain member and third-party data and to obtain proper permissions and waivers for use and disclosure of information received from members or on their behalf; maintenance of third-party providers and strategic alliances and entry into new alliances; ability to license, integrate, and access third-party technologies and data; potential liability claims; protection of the Company’s intellectual property; claims of infringement, misappropriation, or violation of proprietary rights of third parties; limitations associated with use of open source technology; estimates and assumptions used to prepare the Company’s consolidated financial statements and any changes made to those estimates; any significant increase in bad debt in excess of recorded estimates; the inability to integrate successfully the operations of future acquisitions into the Company’s business; business and financial risks associated with the pursuit of acquisition opportunities; any significant additional impairment of the Company’s goodwill; the Company’s ability to realize a return on its strategic investments; potential imposition of sales and use taxes on sales of the Company’s services; the Company’s ability to realize fully its deferred tax assets; the potential effects of changes in, or interpretations of, tax rules on our effective tax rates; inherent limitations in, and the potential impact of any failure to maintain, effective internal control over financial reporting; effects of issuance of additional capital stock; provisions in the Company’s charter and bylaws that could discourage takeover attempts; and limitations caused by our level of debt, interest payment obligations, and covenants under our senior credit agreement.

This list of risks, uncertainties, and other factors is not complete. The Company discusses some of these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations, and prospects, in its filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2015, quarterly reports on Form 10-Q, and current reports on Form 8-K. These filings are available for review through the Securities and Exchange Commission’s website at www.sec.gov. Any or all forward-looking statements the Company makes may turn out to be wrong, and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties, and other factors, including those identified in this news release. Accordingly, you should not place undue reliance on the forward-looking statements made in this news release, which speak only as of its date. The Company does not undertake to update any of its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

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THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

AND OTHER OPERATING STATISTICS

(In thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2016	2015	% Change	2016	2015	% Change
	(unaudited)	(unaudited)		(unaudited)
Statements of Income
Revenue (1)	$203,852	$204,951	-0.5%	$803,424	$768,348	4.6%
Cost of services, excluding depreciation and amortization (2) (3) (4)	96,352	103,288	-6.7%	392,956	392,676	0.1%
Member relations and marketing (2) (3)	32,209	30,065	7.1%	130,028	120,958	7.5%
General and administrative (2) (3) (5)	30,360	35,464	-14.4%	126,634	128,669	-1.6%
Depreciation and amortization (6)	19,411	18,852	3.0%	77,268	73,134	5.7%
Impairment of capitalized software	-	8,166	-100.0%	-	8,166
Goodwill impairment	-	99,145		-	99,145
Operating income	25,520	(90,029)	-128.3%	76,538	(54,400)
Other expense
Interest expense	(4,399)	(4,905)	-10.3%	(18,137)	(21,121)	-14.1%
Other expense, net	(409)	(4,102)		(2,789)	(6,499)
Loss on financing activities	-	-		-	(17,398)
Total other expense, net	(4,808)	(9,007)		(20,926)	(45,018)
Income (loss) before provision for income taxes and gain (loss) from equity method investments	20,712	(99,036)		55,612	(99,418)
Benefit (Provision) for income taxes	4,071	(3,516)		(9,741)	(15,200)
Gain (loss) from equity method investments	12,382	(2,728)		46,666	(4,396)
Net income (loss)	$37,165	$(105,280)		$92,537	$(119,014)

Net income (loss) per share
Basic	$0.93	$(2.52)		$2.28	$(2.84)
Diluted	$0.92	$(2.52)		$2.26	$(2.84)

Weighted average common shares outstanding
Basic	40,162	41,854		40,528	41,888
Diluted	40,555	41,854	-3.1%	40,871	41,888	-2.4%
Contract Value (at end of period)	$781,368	$762,595	2.5%

Percentages of Revenue
Cost of services, excluding depreciation and amortization (2) (3) (4)	47.3%	50.4%		48.9%	51.1%
Member relations and marketing (2) (3)	15.8%	14.7%		16.2%	15.7%
General and administrative (2) (3) (5)	14.9%	17.3%		15.8%	16.7%
Depreciation and amortization (6)	9.5%	9.2%		9.6%	9.5%
Operating income	12.5%	-43.9%		9.5%	-7.1%
Net income (loss)	18.2%	-51.4%		11.5%	-15.5%

(1)	Amounts include effect on revenue of fair value adjustments to acquisition-related deferred revenue, as follows:

	Revenue	-	-	-	12,499

(2)	Amounts include stock-based compensation, as follows:

	Cost of services	2,108	2,329	9,230	9,211
	Member relations and marketing	1,186	1,269	5,029	5,176
	General and administrative	3,228	3,364	15,176	14,706
					-
(3)	Amounts include Build to suit land rent, as follows:

	Cost of services	451	-	1,799	-
	Member relations and marketing	321	-	1,305	-
	General and administrative	160	-	629	-

(4)	Amounts include fair value adjustments of acquisition-related earn-out liabilities, as follows:
					-
	Cost of services	(201)	475	1,292	(1,665)
					-
(5)	Amounts include acquisition and transaction related costs, as follows:
					-
	General and administrative	-	-	-	6,610
					-
(6)	Amounts include amortization of acquisition-related intangibles, as follows:
					-
	Depreciation and amortization	6,983	7,712	28,408	31,033

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THE ADVISORY BOARD COMPANY

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$91,151	$71,825
Membership fees receivable, net	605,517	605,444
Prepaid expenses and other current assets	18,686	22,651
Total current assets	715,354	699,920

Property and equipment, net	171,281	180,357
Construction in progress	63,368	2,700
Intangible assets, net	255,053	274,721
Deferred incentive compensation and other charges	72,178	81,462
Goodwill	739,507	738,200
Investments in unconsolidated entities	19,858	706
Other non-current assets	-	1,800
Total assets	$2,036,599	$1,979,866

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Deferred revenue, current	$564,237	$581,471
Accounts payable and accrued liabilities	67,702	74,879
Accrued incentive compensation	25,521	41,173
Debt, current	49,347	27,851
Total current liabilities	706,807	725,374

Deferred revenue, net of current portion	170,357	173,953
Deferred income taxes	87,435	93,893
Debt, net of current portion	472,739	522,367
Financing obligation	63,368	2,700
Other long-term liabilities	17,550	12,488
Total liabilities	1,518,256	1,530,775

Stockholders' equity:
Common stock	402	416
Additional paid-in capital	782,399	744,333
Accumulated deficit	(264,919)	(295,860)
Accumulated other comprehensive income	461	202
Total stockholders' equity	518,343	449,091

Total liabilities and stockholders' equity	$2,036,599	$1,979,866

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THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended December 31,
	2016	2015
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$92,537	$(119,014)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	77,268	73,134
Impairment of capitalized software	-	8,166
Goodwill impairment	-	99,145
Loss on financing activities	-	17,398
Amortization of debt issuance costs	940	1,270
Deferred income taxes	(13,061)	6,670
Excess tax benefits from stock-based awards	(4,628)	(4,855)
Stock-based compensation expense	29,435	29,093
Loss on investment in common stock warrants	-	370
Loss on cost method investment	1,800	3,200
Equity in losses of equity method investments	(16,987)	4,396
Gain on partial sale of equity method investment	(29,679)	-
Changes in operating assets and liabilities (net of the effect of acquisition):
Membership fees receivable	(73)	(37,144)
Prepaid expenses and other current assets	(5,600)	13,276
Deferred incentive compensation and other charges	9,915	5,937
Other non-current assets	-	(258)
Deferred revenue	(20,830)	64,381
Accounts payable and accrued liabilities	380	(6,678)
Acquisition-related earn-out payments	(1,432)	(2,531)
Accrued incentive compensation	(15,652)	9,100
Other long-term liabilities	4,883	(3,122)
Net cash provided by operating activities	109,216	161,934

Cash flows from investing activities:
Purchases of property and equipment	(45,392)	(52,941)
Capitalized external-use software development costs	(3,132)	(3,749)
Cash paid for acquisitions, net of cash acquired	(1,900)	(746,693)
Cash paid for investment in equity method investment	-	(3,006)
Redemptions of marketable securities	-	14,714
Cash received from partial sale of equity method investment	48,565	-
Net cash used in investing activities	(1,859)	(791,675)

Cash flows from financing activities:
Proceeds from debt, net	17,000	1,840,734
Pay down of debt	(45,750)	(1,307,188)
Debt issuance costs	-	(3,251)
Proceeds from issuance of common stock, net of selling costs	-	148,786
Proceeds from issuance of common stock from exercise of stock options	4,344	4,747
Withholding of shares to satisfy minimum employee tax withholding	(3,513)	(6,058)
Proceeds from issuance of stock under employee stock purchase plan	476	505
Acquisition-related earn-out payments	(3,600)	(1,500)
Excess tax benefits from stock-based awards	4,628	4,855
Purchases of treasury stock	(61,616)	(53,000)
Net cash (used in) provided by financing activities	(88,031)	628,630

Net increase (decrease) in cash and cash equivalents	19,326	(1,111)
Cash and cash equivalents, beginning of period	71,825	72,936
Cash and cash equivalents, end of period	$91,151	$71,825

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THE ADVISORY BOARD COMPANY

FINANCIAL HIGHLIGHTS AND RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Revenue	$203,852	$204,951	$803,424	$768,348
Effect on revenue of fair value adjustments to acquisition-related deferred revenue	-	-	-	12,499
Adjusted revenue	$203,852	$204,951	$803,424	$780,847

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net income (loss)	$37,165	$(105,280)	$92,537	$(119,014)
Effect on revenue of fair value adjustments to acquisition-related deferred revenue	-		-	12,499
(Gain) loss from equity method investments	(12,382)	2,728	(46,666)	4,396
Benefit (provision) for income taxes	(4,071)	3,516	9,741	15,200
Loss on financing activities	-	-	-	17,398
Interest expense	4,399	4,905	18,137	21,121
Other expense, net	409	4,102	2,789	6,499
Depreciation and amortization	19,411	18,852	77,268	73,134
Impairment of capitalized software	-	8,166	-	8,166
Goodwill impairment	-	99,145	-	99,145
Acquisition and similar transaction charges	-	-	-	6,610
Fair value adjustment to acquisition-related earn-out liabilities	(201)	475	1,292	(1,665)
Build-to-suit land rent	932	-	3,733	-
Vacation accrual adjustment	-	-	-	(850)
Stock-based compensation expense	6,522	6,962	29,435	29,093
Adjusted EBITDA	$52,184	$43,571	$188,266	$171,732

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net income (loss)	$37,165	$(105,280)	$92,537	$(119,014)
Effect on revenue of fair value adjustments to acquisition-related deferred revenue	-	-	-	12,499
(Gain) loss from equity method investments	(12,382)	2,728	(46,666)	4,396
Impairment of capitalized software	-	8,166	-	8,166
Goodwill impairment	-	99,145	-	99,145
Amortization of acquisition-related intangibles	6,983	7,712	28,408	31,033
Loss on financing activities	-	-	-	17,398
Acquisition and similar transaction charges	-	-	-	6,610
Fair value adjustment to acquisition-related earn-out liabilities	(201)	475	1,292	(1,665)
Loss on investment in common stock warrants	-	440	-	370
Loss on cost method investment	-	3,200	1,800	3,200
Build-to-suit land rent	932	-	3,733	-
Vacation accrual adjustment	-	-	-	(850)
Stock-based compensation expense	6,522	6,962	29,435	29,093
Income tax effects and adjustments	2,804	(3,032)	(18,939)	(26,180)
Adjusted net income	$41,823	$20,516	$91,600	$64,201

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THE ADVISORY BOARD COMPANY

FINANCIAL HIGHLIGHTS AND RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net income (loss) per share - diluted	$0.92	$(2.52)	$2.26	$(2.84)
Effect of adjusted weighted average common shares outstanding - diluted on earnings (loss) per share	$-	$0.03	$-	$0.02
Effect on revenue of fair value adjustments to acquisition-related deferred revenue	-	-	-	0.30
(Gain) loss from equity method investments	(0.31)	0.06	(1.14)	0.10
Impairment of capitalized software	-	0.19	-	0.19
Goodwill impairment	-	2.34	-	2.34
Amortization of acquisition-related intangibles	0.17	0.18	0.70	0.73
Loss on financing activities	-	-	-	0.41
Acquisition and similar transaction charges	-	-	-	0.16
Fair value adjustment to acquisition-related earn-out liabilities	(0.01)	0.01	0.03	(0.04)
Loss on investment in common stock warrants	-	0.01	-	0.01
Loss on cost method investment	-	0.08	0.04	0.08
Build-to-suit land rent	0.02	-	0.09	-
Vacation accrual adjustment	-	-	-	(0.02)
Stock-based compensation expense	0.17	0.17	0.72	0.69
Income tax effects and adjustments	0.07	(0.07)	(0.46)	(0.62)
Non-GAAP adjusted earnings per share	$1.03	$0.48	$2.24	$1.51

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Effective tax rate	-19.7%	-3.6%	17.5%	-15.3%
Effect on tax rate of Washington, D.C. tax law change including write-off of DC income tax credits	0.0%	0.0%	0.0%	18.0%
Effect on tax rate of asset impairment	0.0%	27.8%	0.0%	52.1%
Effect on tax rate of loss on financing activities	0.0%	0.0%	0.0%	-13.0%
Effect on tax rate of equity method investment related FIN 48 liability	0.0%	0.0%	0.0%	0.0%
Effect on tax rate of Royall acquisition costs and other tax items	0.0%	0.0%	0.0%	-2.6%
Adjusted effective tax rate	-19.7%	24.2%	17.5%	39.2%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Weighted average common shares outstanding - diluted	40,555	41,854	40,871	41,888
Dilutive shares outstanding (1)	-	485	-	516
Adjusted weighted average common shares outstanding - diluted	40,555	42,339	40,871	42,404

(1)   For non-GAAP purposes, the Company has net income and, therefore, used adjusted diluted shares in its calculation of non-GAAP adjusted EPS.

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THE ADVISORY BOARD COMPANY

FINANCIAL HIGHLIGHTS AND RECONCILIATION OF NON-GAAP MEASURES

NET ADJUSTED REVENUE AND NET ADJUSTED EBITDA (UNAUDITED)

	Qtr Ended	Qtr Ended	Qtr Ended	Qtr Ended	Year Ended
	3/31/16	6/30/16	9/30/16	12/31/16	12/31/16

Revenue	$200,735	$198,382	$200,455	$203,852	$803,424
Less: Product/Services to be eliminated	5,278	4,711	3,624	3,685	$17,298
Net Adjusted Revenue	$195,457	$193,671	$196,831	$200,167	$786,126

Adjusted EBITDA	$47,351	$47,740	$40,993	$52,184	$188,267
Less: Products/Services to be eliminated	1,457	554	633	595	$3,239
Net Adjusted EBITDA	$45,894	$47,186	$40,360	$51,589	$185,028

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Non-GAAP Financial Presentation

The non-GAAP financial reconciliation tables present supplemental measures of the Company's performance which have been derived from its consolidated financial information but which are not presented in the Company's consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” The Company refers to these financial measures, which are considered “non-GAAP financial measures” under SEC rules, as adjusted revenue, adjusted EBITDA, adjusted net income, non-GAAP earnings per diluted share, adjusted effective tax rate, and adjusted weighted average common shares outstanding-diluted, net adjusted revenue, and net adjusted EBITDA.

The Company's management team uses these non-GAAP financial measures, together with financial measures prepared in accordance with GAAP, to enhance understanding by investors of core operating performance, as well as for internal forecasting purposes. Management believes that providing information about these non-GAAP financial measures facilitates an assessment by investors of the Company's fundamental operating trends and addresses concerns of investors that various financing, acquisition-related, non-cash and other effects included in GAAP measures may obscure such underlying trends. The Company believes that, by highlighting such trends relating to underlying performance, its non-GAAP presentation helps investors to make meaningful period-to-period comparisons of the Company's results.

There are limitations to the Company's use of non-GAAP financial measures. These non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including industry peer companies, may calculate non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes.

The Company's non-GAAP financial measures exclude the items discussed below. Because the excluded items have a material impact on its financial results, the Company uses non-GAAP financial measures to supplement financial information presented in accordance with GAAP.

Reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure are set forth below. The Company encourages investors and other interested parties to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. The discussion below presents information about each of the non-GAAP financial measures and the Company's reasons for excluding the enumerated items from our non-GAAP results. In future fiscal periods, the Company may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items and other similar items in the Company's non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

Adjusted Net Income and Adjusted Earnings Per Share-Diluted

"The Company presents adjusted net income and adjusted earnings per share-diluted to provide investors with a meaningful, consistent comparison of the Company’s operating results and trends for the periods presented. Our management believes that these measures are also useful to investors by allowing investors to evaluate the Company’s operations using the same tools that management uses to evaluate the Company’s past performance and prospects for future performance. These two non-GAAP financial measures reflect adjustments based on the exclusion of the following items as well as adjustments for related income tax effects:

•	Effect on revenue of fair value adjustments to acquisition-related deferred revenue: The Company adjusts revenue to exclude the impact of acquisition-related deferred revenue fair value adjustments. Our management believes that the adjustments for these items more closely correlate the reported financial measure with the ordinary and ongoing course of the Company’s operations.
•	Gain (loss) from equity method investments: The Company has excluded its proportional share of income (loss) and other gains recorded in connection with its equity method investments. Management believes that the exclusion of such amounts allows investors to better understand the Company’s core operating results."
•	Goodwill impairment: The Company has excluded the impact of impairments of goodwill resulting from acquisitions, as such non-cash amounts are inconsistent in amount and frequency and are significantly affected by the timing and size of acquisitions.
•	Impairments of capitalized software: The Company has excluded the impact of impairments of finite-lived software assets, as such non-cash amounts are inconsistent in amount and frequency and are significantly affected by the timing and extent of our software development efforts. Our management believes that the adjustments for these items more closely correlate the reported financial measure with the ordinary and ongoing course of the Company’s operations.
•	Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets consists of amortization of customer relationships, developed technology and trade names. Amortization charges for acquired intangible assets are significantly affected by the timing and magnitude of our acquisitions, and these charges may vary in amount from period to period. The Company excludes these charges to facilitate a more meaningful evaluation of its current operating performance and comparisons to past operating performance.
•	Loss on financing activities: The Company has excluded loss on financing activities, as this item represents a non-cash charge. In addition, the amount and frequency of such charges are not consistent over time and are significantly affected by the timing and size of debt refinancing transactions.
•	Acquisition and similar transaction charges: The Company has excluded certain acquisition-related charges resulting from acquisitions (including legal, accounting and due diligence costs) to allow more comparable comparisons of our financial results to our historical operations. Such charges generally are not relevant to assessing the long-term performance of the acquired assets, and are not a material consideration in management’s evaluation of potential acquisitions. In addition, the frequency and amount of such charges vary significantly based on the size and timing of the acquisitions and the maturities of the businesses being acquired.
•	Fair value adjustments to acquisition-related earn-out liabilities: The Company has excluded the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates. The amount and frequency of such adjustments are not consistent across transactions and are significantly affected by the timing and size of our acquisitions, the future outlook of the acquired business, the estimated discount rate, and the nature of the transaction consideration.
•	Stock-based compensation expense: Although stock-based compensation is a key incentive offered to our employees, the Company evaluates its operating results excluding such expense because the expense can vary significantly from period to period based on the Company’s share price, as well as the timing, size and nature of equity awards granted. In addition, management believes that the exclusion of this expense facilitates the ability of investors to compare the Company's operating results with those of other companies, many of which also exclude such expense in determining their non-GAAP financial measures.

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•	Other corporate expenses: The Company has excluded certain other expenses that are the result of other, non-comparable events, primarily charges associated with the fair valuing of certain equity instruments. These events arise outside of the ordinary course of the Company's continuing operations. The Company excludes these charges to facilitate a more meaningful evaluation of our current operating performance and comparisons to past operating performance.

Adjusted EBITDA

Adjusted EBITDA reflects the adjustments to net income prepared on a GAAP basis, as discussed above, and, to the extent not already subject to such adjustments, excludes expenses related to interest, taxes, depreciation and amortization. Companies exhibit significant variations with respect to capital structure and cost of capital (which affect relative interest expense) and differences in taxation and book depreciation of facilities and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. By eliminating some of these variations and reflecting the other adjustments, discussed above, management believes that this non-GAAP financial measure allows investors to evaluate more effectively the Company's fundamental operating performance relative to that of other companies.

Adjusted Revenue

The Company adjusts revenue to exclude the impact of acquisition-related deferred revenue fair value adjustments. Management believes that the adjustments for these items more closely correlate the reported financial measure with the ordinary and ongoing course of the Company’s operations.

Adjusted Effective Tax Rate

Adjusted effective tax rate is the effective tax rate prepared on a GAAP basis adjusted for the impact of certain non-cash items included in the effective tax rate, including changes in statutory tax regulations and other items that are not indicative of our ongoing operations. The Company excludes these items because management believes this non-GAAP financial measure will facilitate the comparison by investors of the Company's annual effective tax rates over time. The adjusted effective tax rate is calculated by dividing the adjusted provision for income taxes, which excludes specified items and the tax effects of the other non-GAAP adjustments (using statutory rates), by the adjusted income before the provision for income taxes.

Net Adjusted Revenue and Net Adjusted EBITDA

Net Adjusted Revenue and Net Adjusted EBITDA reflects the exclusion of the revenue and adjusted EBITDA contribution in 2016 from to-be-eliminated products and services as part of the Company's restructuring announcement on January 3, 2017. The Company excludes these items because management believes this non-GAAP financial measure provides a more accurate comparison to expected 2017 financial performance as the products and services, and related costs, are eliminated.

There are various limitations associated with the non-GAAP financial measures the Company uses, including:

•	the non-GAAP financial measures generally do not reflect all depreciation and amortization, and although the assets being depreciated and amortized will in some cases have to be replaced in the future, the measures do not reflect any cash requirements for such replacements;
•	the non-GAAP financial measures do not reflect the expense of equity awards to employees; and
•	the non-GAAP financial measures do not reflect the effect of earnings or charges resulting from matters that our management considers not indicative of the Company's ongoing operations, but which may recur from year to year.

Because of their limitations, the Company's non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for revenue, net income, earnings per diluted share, effective tax rate, and weighted average common shares outstanding-diluted prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis.

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